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                                                                    Exhibit 10.4

                                   CREE, INC.

                       2001 NONQUALIFIED STOCK OPTION PLAN

                           (as amended July 31, 2001)


                         ARTICLE I - GENERAL PROVISIONS

1.1 The Plan is designed to provide for grants of Nonqualified Stock Options to Eligible Participants. Directors and officers of Cree, Inc. are not eligible for Awards under the Plan.

1.2 Awards under the Plan may be made to Participants only in the form of Nonqualified Stock Options at a purchase price per share that is not less than the Fair Market Value of the Stock on the Option Grant Date. Awards may otherwise be made, to the extent not inconsistent with the Plan, at such times, in such amounts, under such terms and to such Eligible Participants as is determined from time to time by the Committee administering the Plan.

1.3     The Plan was adopted effective April 30, 2001.


                            ARTICLE II - DEFINITIONS

        Except where the context otherwise indicates, the following definitions apply:

2.1 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2 "Agreement" means the written agreement evidencing an Award or Awards granted to a Participant under the Plan and includes the notice of grant issued by the Company to the Participant with respect to the Award (the "Notice of Grant") if the agreement applicable to the Award so provides.

2.3 "Award" means a Stock Option granted to a Participant in accordance with the provisions of the Plan.

2.4     "Board" means the Board of Directors of Cree, Inc.

2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.6 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Plan pursuant to Article III.

2.7 "Company" means Cree, Inc., a North Carolina corporation, and its successors and assigns. Except where the context otherwise indicates, the term "Company" shall include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code) that includes the Company; any trade or

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        business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. With respect to all actions relating to the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Cree, Inc. shall be authorized to act on behalf of all other entities included within the definition of "Company."

2.8 "Disability" means (i) with respect to a Participant who is eligible to participate in the Company's program of long-term disability insurance, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Employment of the Participant, and
        (ii) with respect to any Participant (including a Participant who is eligible to participate in the Company's program of long-term disability insurance), a disability as determined under procedures established by the Committee or in any Award.

2.9 "Eligible Participant" means any employee of the Company, as shall be determined by the Committee; provided, however, that no officers or directors of the Company shall be Eligible Participants.

2.10 "Fair Market Value" means the last sale price of the Stock in the regular trading session on The Nasdaq Stock Market on the date of reference (or, if there is no regular trading session that day, the nearest preceding day on which there was a regular trading session). The Committee may in its discretion establish an alternative method of determining Fair Market Value.

2.11 "Nonqualified Stock Option" means a Stock Option that is not an incentive stock option under Section 422 of the Code. All Awards under this Plan shall be Nonqualified Stock Options.

2.12    "Option Grant Date" means, as to any Stock Option, the later of:

        (a) the date on which the Committee approves the grant of the Stock Option to the Participant;

        (b) such other date (later than the date described in (a) above) as the Committee may designate.

2.13 "Participant" means an Eligible Participant to whom an Award has been granted and who has entered into an Agreement evidencing the Award.

2.14 "Plan" means the Cree, Inc. 2001 Nonqualified Stock Option Plan as set forth herein and as further amended or amended and restated from time to time.

2.15 "Stock" means shares of the Common Stock of Cree, Inc., par value $0.00125 per share, as may be adjusted pursuant to the provisions of
        Section 3.10.

2.16    "Stock Option" means an Award under this Plan of an option to purchase
        Stock.

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2.17    "Termination of Employment" means the discontinuance of employment of a
        Participant with the Company for any reason, whether voluntary or involuntary. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion.


                          ARTICLE III - ADMINISTRATION

3.1 The Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with any law. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee if all Board members are otherwise eligible to serve on the Committee.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum or other document signed by all of its members shall constitute the decision of the Committee without the necessity, in such event, for holding an actual meeting.

3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to determine the persons who are eligible to receive Awards, and to act in all matters pertaining to the granting of Awards and the contents of the Agreements evidencing the Awards, including without limitation, the determination of the number of shares of Stock subject to an Award, and the form, terms, conditions and duration of each Award, and any amendment thereof, consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of the Plan as it deems appropriate.

3.5 The number of shares of Stock which are available for Award under the Plan shall be Three Million (3,000,000) shares. Such shares of Stock shall be made available from authorized and unissued shares. If, for any reason, any shares of Stock subject to purchase under the Plan are not purchased, or are reacquired by the Company, for reasons including, but not limited to, forfeiture, termination, expiration or cancellation of a Stock Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for Awards under the Plan and shall again be available for Award under the Plan.

3.6 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee.

3.7 The Company shall not be required to issue any shares of Stock or deliver certificates therefor prior to:

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        (a)   the listing of such shares on any stock exchange on which the
              Stock may then be listed; and

        (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or national market system upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.9 Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Option shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.10 If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

        (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Section 3.5 of the Plan;

        (b) the number and class of shares of Stock that may be purchased upon exercise of outstanding Stock Options;

        (c) the purchase price to be paid per share of Stock under outstanding Stock Options; and

        (d) the terms, conditions or restrictions of any Award and the Agreement evidencing such Award.

3.11 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he or she is acquiring the shares of Stock without a view to distribution thereof and/or that he or she has met such other requirements as the Committee determines may be applicable to such purchase. The certificates for such shares of Stock may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

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3.12    The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

3.13 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award, or the vesting schedule or the exercise thereof, shall be canceled, suspended or rescinded if the Participant (a) without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any insubstantial interest, as determined by the Committee) any business that is in competition with the Company as determined by the Committee in its discretion; (b) is terminated for cause as determined by the Committee in its discretion; (c) takes an extended unpaid leave of absence as determined by the Committee in its discretion, or (d) otherwise engages in activity detrimental to the Company as determined by the Committee in its discretion.


                     ARTICLE IV - NONQUALIFIED STOCK OPTIONS

4.1 One or more Stock Options may be granted as Nonqualified Stock Options to persons who are Eligible Participants on the Option Grant Date of such Awards, granting such persons the right to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this
        Article IV.

4.2 The purchase price per share of Stock under each Nonqualified Stock Option shall be established in the Agreement but may not be less than 100% of the Fair Market Value on the Option Grant Date.

4.3 Unless the Committee, in its discretion at the time of the grant of the Stock Option, provides for a longer or shorter period and such longer or shorter period is specified in the Notice of Grant, or the Committee extends the termination date as provided in Section 3.12 or Section 6.5 of the Plan, the Stock Options granted under the Plan shall terminate and cease to be exercisable at 11:59 p.m. local time Durham, North Carolina, on the seventh (7/th/) anniversary of the Option Grant Date if not sooner exercised or terminated.

4.4 Nonqualified Stock Options may be exercised in full or in part from time to time within such periods as may be specified in the applicable Agreements; provided that, in any event, Nonqualified Stock Options shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Agreement, which period shall not exceed three months unless:

        (a) employment shall have terminated as a result of death or Disability, in which event such period shall not exceed one year after the date of death or Disability;

        (b) death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option was still exercisable, in which event such period shall not exceed one year after the date of death; or

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        (c)   the Committee, in its discretion at the time of the option grant, provides for a longer period and such longer period is specified in the Agreement;

        provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option.

4.5 Nonqualified Stock Option Agreements may include any other terms and conditions not inconsis-tent with this Article IV or Article V below, as determined by the Committee.


                     ARTICLE V - INCIDENTS OF STOCK OPTIONS

5.1 Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

5.2 Except as provided below, a Stock Option shall be exercisable during the lifetime of the Participant only by him or his guardian or legal representative and shall not be transferable by the Participant other than by will or by the laws of descent and distribution. However, the Committee may, in its sole discretion, either pursuant to an Agreement or otherwise, permit a Participant to transfer a Nonqualified Stock Option by gift or other donative transfer without payment of consideration, conditioned upon and subject to compliance with all applicable law (including, but not limited to, securities law).

5.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock, or other evidence of ownership of Stock satisfactory to the Company, with a Fair Market Value equal to the Stock Option price as payment.

5.4 The Committee may at any time offer to buy out for a payment in cash or Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

5.5 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed

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        the statutory minimum federal and state income and employment tax liability arising from the Stock Option exercise transaction.


                         ARTICLE VI - CHANGE IN CONTROL

6.1 A "Change in Control" shall be deemed to have occurred upon any of the following events:

        (a) Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company (as defined in Section 2.7 of this Plan) and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of 20% or more of the then-outstanding shares of Stock or the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of its directors. For purposes of calculating the number of shares or voting power held by such Person and its affiliates and associates under this Section 6.1(a), there shall be excluded any securities acquired by such Person or its affiliates or associates directly from the Company.

        (b) A sale or other disposition of all or substantially all of the Company's assets is consummated, other than such a sale or disposition that would not have constituted a Change of Control under Section 6.1(d) below had it been structured as a merger or consolidation.

        (c) The shareholders of the Company approve a definitive agreement or plan to liquidate the Company.

        (d) A merger or consolidation of the Company with and into another entity is consummated, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity are Incumbent Directors (as defined in Section 6.1(e) below) at the time of execution of the initial agreement providing for such transaction, (2) no "Person" (as defined in Section 6.1(a) above), together with its "affiliates" and "associates" (as defined in Section 6.1(a) above), is the "Beneficial Owner" (as defined in Section 6.1 (a) above), directly or indirectly, of 20% or more of the then-outstanding equity interests of the surviving entity or the combined voting power of the then-outstanding equity interests of the surviving entity entitled to vote generally in the election of members of its governing body, and (3) more than 50% of the then-outstanding equity interests of the surviving entity and the combined voting power of the then-outstanding equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is "Beneficially Owned," directly or indirectly, by all or substantially all of the individuals and entities who were the "Beneficial Owners" of the shares of Stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction.

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        (e)   During any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24-month period, or by prior operation of this Section 6.1 (e), but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election context subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a "Person" (as defined in Section 6.1(a) above) other than the Board.

6.2 The Option shall become fully vested and exercisable, to the extent not already fully vested and exercisable, immediately prior to any Change in Control, provided Participant is employed by the Company on the date of the Change in Control, except that the Option shall not become exercisable if and to the extent it is cashed out upon the Change in Control pursuant to the terms of the Plan and shall not vest or become exercisable to the extent it is assumed by one of the surviving entities of the transaction.

6.3 In the event of a Change in Control, the Committee may in its sole discretion and consistent with the requirements of applicable law decide to cash-out the value of all outstanding Stock Options, in each case to the extent vested pursuant to Sections 6.2 above or otherwise, on the basis of the "Change in Control Price" (as defined in Section 6.4) less the exercise price under such Award (if any) as of the date such Change in Control is determined to have occurred or such other date prior to the Change in Control as the Committee may determine.

6.4 For purposes of Section 6.3, "Change in Control Price" means the highest price per share of Stock paid in any transaction reported on the exchange on which the Stock is then traded or on The Nasdaq Stock Market, as the case may be, or paid or offered in any bona fide transaction related to a Change in Control, at any time during the 120-day period immediately preceding the occurrence of the Change in Control, as determined by the Committee.

6.5 The Committee shall be authorized to take such actions that are not inconsistent with Sections 6.2, 6.3 and 6.4 above as the Committee determines to be necessary or advisable, and fair and equitable, to Participants with respect to Awards in the event of a Change in Control. Such actions may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of Awards and the applicable Agreements so as to provide for earlier, later, extended or additional times for exercise or payment, differing methods for calculating payments and alternate forms and amounts of payment. The Committee may take such actions pursuant to this Section 6.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Agreement, or by taking action with respect to individual Participants.

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                     ARTICLE VII - AMENDMENT AND TERMINATION

7.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time may amend or terminate the Plan.

7.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee shall retain the right and power to:

        (a) annul any Award if the Participant is terminated for cause as determined by the Committee; and

        (b) provide for the forfeiture of shares of Stock or other gain under an Award for competing against the Company as determined by the Committee or for engaging in such other activities detrimental to the Company as may be specified in the Agreement evidencing the Award.


                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

8.1 Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

8.2 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.

8.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

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8.4     The terms of the Plan shall be binding upon the Company, and its successors and assigns.

8.5 No Stock Option shall be transferable except as provided for herein. If a Participant attempts to transfer a Stock Option in violation hereof, the Committee shall have the authority to terminate the Stock Option.

8.6 This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

8.7 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

8.8 In the event of inconsistency between the Plan, the Agreement and any other documents relating to the Plan or Stock Options awarded thereunder, the following order of precedence shall apply: (i) the Plan,
        (ii) any Plan policy or interpretation adopted by the Committee, (iii) the Notice of Grant, (iv) the Agreement (other than the Notice of Grant), and (v) any other documents, including but not limited to the Plan prospectus.


                                   CERTIFICATE

        I, Adam H. Broome, Secretary of Cree, Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that the foregoing is a true and correct copy of the Cree, Inc. 2001 Nonqualified Stock Option Plan as adopted by the Board of Directors on April 30, 2001 and amended on July 31, 2001.

        Witness my hand and seal this ______ day of ___________, 2001.



                                                     ___________________________
                                                     Adam H. Broome

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